     As filed with the Securities and Exchange Commission on April 11, 1997

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                            SIGNATURE RESORTS, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
                                ---------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                            SIGNATURE RESORTS, INC.

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

     The 1997 Annual Meeting of Stockholders of Signature Resorts, Inc. (the "Company") will be held at the Embassy Suites Hotel -- LAX North, 9801 Airport Boulevard, Los Angeles, California 90045 on Friday, May 16, 1997, at 10:00 a.m. to:

     1. elect three Class I directors of the Company;

     2. consider and vote upon the adoption of the Company's 1996 Equity Participation Plan, as amended;

     3. ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 1997; and

     4. transact such other business as may properly be brought before the 1997 Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the 1997 Annual Meeting. All stockholders are cordially invited to attend the 1997 Annual Meeting.

     PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE.

                              By Order of the Board of Directors

                              /s/ Steven C. Kenninger

                              Steven C. Kenninger
                              Chief Operating Officer and Secretary

Los Angeles, California
April 11, 1997

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Signature Resorts, Inc. ("Signature" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 16, 1997 (the "1997 Annual Meeting").

     The Company's principal executive offices are located at 5933 West Century Boulevard, Suite 210, Los Angeles, California, 90045. A copy of the Company's 1996 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 14, 1997.

VOTING PROCEDURES

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

     You have three choices on each of the matters to be voted upon at the 1997 Annual Meeting. Concerning the election of Class I directors, by checking the appropriate box on your proxy card you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. Concerning the adoption of the Company's 1996 Equity Participation Plan, as amended, and the ratification of Arthur Andersen LLP as the Company's independent public accountants, by checking the appropriate box you may: (a) vote "For" the item; (b) vote "Against" the item; or (c) "Abstain" from voting on the item. As discussed below, if you "Abstain" from voting on any matter it will have the effect of a vote "Against" the item if a quorum is present.

     Stockholders may vote by either completing and returning the enclosed proxy card prior to the 1997 Annual Meeting, voting in person at the 1997 Annual Meeting, or submitting a signed proxy card at the 1997 Annual Meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     You may revoke your proxy at any time before it is actually voted at the 1997 Annual Meeting by delivering written notice of revocation to the Secretary of the Company at 5933 West Century Boulevard, Suite 210, Los Angeles, California, 90045, by submitting a later dated proxy, or by attending the 1997 Annual Meeting and voting in person. Attendance at the 1997 Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the 1997 Annual Meeting by executing a form of proxy designating such person to act on your behalf.

     Each unrevoked proxy card properly signed and received prior to the close of the 1997 Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR items 1, 2 and 3 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the 1997 Annual Meeting.

     If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention or a broker non-vote will have no effect on the outcome.

     The presence at the 1997 Annual Meeting, in person or by proxy, of a majority of the shares of the Company's Common Stock ("Common Stock") issued and outstanding on April 4, 1997, will constitute a quorum.

     Votes cast at the 1997 Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the 1997 Annual Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

     Stockholders of record at the close of business on April 4, 1997 are entitled to vote at the 1997 Annual Meeting. At that date, 19,890,841 shares of Common Stock were outstanding. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the 1997 Annual Meeting. Each share of Common Stock is entitled to one vote.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth in the following table is the beneficial ownership of the Company's Common Stock as of March 31, 1997, for all current directors, the five executive officers of the Company named under the table titled "Executive Compensation" and all directors and executive officers as a group. Pursuant to the rules of the Securities Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                             SHARES
                                                                          BENEFICIALLY       PERCENT
   NAME OF BENEFICIAL OWNER(A)                   POSITION                     OWNED         OF CLASS
---------------------------------    ---------------------------------    -------------     ---------
Osamu Kaneko(b)                      Chairman of the Board and Chief        2,667,903          13.4%
                                     Executive Officer
Andrew J. Gessow(c)                  Director and President                 3,056,704          15.4%
Steven C. Kenninger(b)(d)            Director, Chief Operating Officer      1,371,779           6.9%
                                     and Secretary
James E. Noyes                       Director and Executive Vice              138,000(e)          *
                                     President
Michael A. Depatie                   Executive Vice President and              82,400(f)          *
                                     Chief Financial Officer
Juergen Bartels                      Director                                      --            --
Sanford R. Climan                    Director                                   3,250             *
Joshua S. Friedman(g)                Director                                      --            --
W. Leo Kiely, III                    Director                                      --            --
All directors and executive officers as a group (14 persons)(h)             7,466,784          37.6%

---------------

  * Less than 1%.

(a) Except as otherwise indicated, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

(b) The address of such person is 5933 West Century Blvd., Suite 210, Los Angeles, California 90045.

(c) The address of such person is 2934 Woodside Road, Woodside, California
    94062.

(d) The shares indicated are held by Mr. Kenninger through trusts, pension plans and profit sharing plans, under which Mr. Kenninger may be deemed to have, or to share, beneficial ownership of such shares.

(e) Represents presently exercisable options to acquire shares of Common Stock or options which will become exercisable within 60 days of March 31, 1997.

(f) Includes (i) presently exercisable options to acquire 75,000 shares of Common Stock, (ii) 6,400 shares of Common Stock held through trusts and retirement plans and (iii) 1,000 shares of Common Stock held by a corporation in which Mr. Depatie is a director and a 7.2% stockholder.

(g) Canpartners Incorporated ("Canyon") is the beneficial owner of 42,219 shares and is the sole general partner of CPI Securities L.P. (which holds 317,586 shares), Canpartners Investments II, L.P. (which holds 101,241 shares) and Canpartners Investments V, L.P. (which holds 43,965 shares). Mr. Friedman,

    Mitchell R. Julis and R. Christian B. Evensen are the sole stockholders and directors of Canyon and may be deemed to share beneficial ownership of the shares owned by Canyon and the indicated limited partnerships. Such persons disclaim beneficial ownership of the shares. The 505,011 shares beneficially owned by Canyon do not include 98,188 shares owned by Mr. Friedman's wife, 98,188 shares owned by Mr. Julis and 98,188 shares owned by Mr. Evensen's wife, the beneficial ownership of which is disclaimed by Canyon. Taken as a group, the entities and persons named in this note may be deemed to beneficially own an aggregate of 799,575 shares, or 4.0% of the Common Stock outstanding.

(h) Includes 357,400 shares which may be acquired upon exercise of presently exercisable options or options which will become exercisable within 60 days of March 31, 1997.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to Insiders were complied with, except that the Initial Statements of Beneficial Ownership of Securities on Form 3 filed by Messrs. Kaneko, Gessow, Kenninger, Noyes, Depatie, Frey, Levin, Bartels, Climan, Friedman, Kiely, Ms. Giannoni, Canpartners Incorporated and Canpartners Investments II, L.P. were filed late with the Commission.

                                PROPOSAL NO. 1:

                         ELECTION OF CLASS I DIRECTORS

GENERAL INFORMATION -- ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, as amended (the "Articles"), the Bylaws, as amended (the "Bylaws"), and resolutions adopted by the Company's Board of Directors, the Company currently has eight directors. The Company's Articles provide for its Board of Directors to be divided into three classes, each serving a staggered term so that directors' initial terms will expire either at the 1997, 1998 or 1999 annual meeting of stockholders. Starting with the 1997 Annual Meeting, one class of directors will be elected each year for three-year terms. Messrs. Kenninger, Noyes and Bartels have been classified as Class I directors of the Company whose initial terms will expire at the 1997 Annual Meeting. Messrs. Gessow, Friedman and Kiely have been classified as Class II directors whose initial terms will expire at the 1998 annual meeting of stockholders. Messrs. Kaneko and Climan have been classified as Class III directors whose initial terms will expire at the 1999 annual meeting of stockholders. Directors elected at each annual meeting will serve until each respective successor shall have been elected or appointed.

     In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. In the event any nominee is unable or declines to serve as a director at the time of the 1997 Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Management has no reason to believe, at this time, that the persons named will be unable or will decline to serve if elected, and each nominee has informed the Company that he will serve if elected.

     The following table sets forth the name of, and certain information with respect to, the three persons nominated by the Company at the 1997 Annual Meeting to serve as Class I directors.

                                           DIRECTOR
      NOMINEES FOR DIRECTOR        AGE      SINCE          POSITIONS CURRENTLY HELD WITH THE COMPANY
---------------------------------  ---     --------     ------------------------------------------------
Steven C. Kenninger(1)(2)          44        1996       Chief Operating Officer, Secretary and Director
James E. Noyes                     50        1996       Executive Vice President and Director
Juergen Bartels(2)                 56        1996       Director

---------------

(1) Member of Executive Committee.

(2) Member of Audit Committee.

     STEVEN C. KENNINGER has served as a Director, Chief Operating Officer and Secretary of the Company since its inception in May 1996. Mr. Kenninger co-founded KOAR Group, Inc. (a real estate acquisition and development company and predecessor of the Company) with Mr. Kaneko in 1985 and most recently served as its President. Mr. Kenninger was a practicing attorney at the law firm of Paul, Hastings, Janofsky & Walker, Los Angeles, California from 1977 through 1981 and at the law firm of Riordan & McKinzie, Los Angeles, California from 1981 through 1985, where he was a partner. Mr. Kenninger graduated with highest distinction from Purdue University with a B.S. degree in Mechanical Engineering in 1974, and received a J.D. degree from Stanford Law School in 1977. Mr. Kenninger is a member of the Board of Visitors of the Stanford Law School and has been a member of the State Bar of California since 1977.

     JAMES E. NOYES has served as a Director and Executive Vice President of the Company since July 1996 and has overall responsibility for the daily operation of the Company's sales, marketing and resort/hotel management divisions. Prior to joining the Company, from 1989 through June 1996 Mr. Noyes served as President of The Trase Miller Group (a travel technology services company), the parent company of MTI Vacations, Inc., with interests in vacation packaging, travel technology and specialized teleservices, and previously served as its Vice President of Marketing and Sales since 1980. Mr. Noyes served in various management positions for Wilson Sporting Goods from 1976 to 1980. Mr. Noyes is a director of Premier Yachts, Ltd. (a shipbuilding and repairing company), Preview Travel, Inc. and Ball Horticultural, Inc. (a horticultural supply company). Mr. Noyes received a B.A. degree in 1970 from Dartmouth College and received a M.B.A. degree in 1974 from Stanford Business School.

     JUERGEN BARTELS has served as a Director of the Company since August 1996. Mr. Bartels has been Chairman and Chief Executive Officer of Westin Hotels & Resorts since May 1995. From 1983 through April 1995, Mr. Bartels was President and Chief Executive Officer of Carlson Hospitality Group, Inc. ("Carlson"), where he directed Carlson's Radisson Hotels International, Radisson Seven Seas Cruises and several restaurant companies, including the T.G.I. Friday's chain. Prior to joining Carlson, Mr. Bartels held executive positions with Holiday Inn and Ramada and was the founder of Ramada Renaissance Hotels (each a hotel operating company).

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not officers of the Company ("Independent Directors") a fee of $1,000 per meeting of the Board of Directors and any committee thereof (including telephonic meetings) for their services as directors. In addition, the Company has granted options to purchase 15,000 shares of Common Stock at a price of $14.00 per share (which was the price per share of the Common Stock issued in the Company's initial public offering of Common Stock on August 20, 1996 (the "Initial Public Offering")) to each such Independent Director to vest in equal portions over a term of three years. Each Independent Director who is still a member of the Board of Directors at the end of the three year vesting period of the initial grant of options will receive a grant of additional options to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant, with such options to vest over an additional three year period. In addition to such option grants, the Independent Directors will be reimbursed for expenses of attending each meeting of the Board of Directors. Officers of the Company who are directors will not be paid any director fees but will be reimbursed for expenses of attending meetings of the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

BOARD OF DIRECTORS

     The Board of Directors met six times during the year ended December 31, 1996. During 1996, attendance at Board of Directors meetings averaged 95%.

AUDIT COMMITTEE

     The Board of Directors has established an audit committee (the "Audit Committee"), which consists of Messrs. Bartels, Friedman and Kenninger. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During the year ended December 31, 1996, the Audit Committee held one meeting.

COMPENSATION COMMITTEE

     The Board of Directors has established a compensation committee (the "Compensation Committee"), which consists of Messrs. Kiely and Climan, to determine compensation for the Company's senior executive officers, determine awards under the Company's 1996 Equity Participation Plan and administer the Company's Employee Stock Purchase Plan. During the year ended December 31, 1996, the Compensation Committee held one meeting.

EXECUTIVE COMMITTEE

     The Board of Directors has established an executive committee (the "Executive Committee"), which will be granted such authority as may be determined from time to time by a majority of the Board of Directors.

The Executive Committee consists of Messrs. Gessow, Kenninger and Friedman. All actions by the Executive Committee require the unanimous vote of all of its members. During the year ended December 31, 1996, the Executive Committee held one meeting.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             EACH OF THE CLASS I DIRECTORS NOMINATED IN PROPOSAL 1.

                                PROPOSAL NO. 2:

                     ADOPTION OF THE COMPANY'S 1996 EQUITY
                         PARTICIPATION PLAN, AS AMENDED

     On January 31, 1997, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's 1996 Equity Participation Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,750,000 shares to 2,500,000 shares. The Company's stockholders are asked to approve the adoption of the 1996 Equity Participation Plan, as amended, at the 1997 Annual Meeting.

GENERAL

     The Company established the 1996 Equity Participation Plan to enable executive officers, other key employees, Independent Directors and consultants of the Company to participate in the ownership of the Company. The 1996 Equity Participation Plan is designed to attract and retain executive officers, other key employees, Independent Directors and consultants of the Company and to provide incentives to such persons to maximize the Company's performance. The 1996 Equity Participation Plan provides for the award to executive officers, other key employees, Independent Directors and consultants of the Company of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. Awards under the 1996 Equity Participation Plan may provide participants with rights to acquire shares of Common Stock. The 1996 Equity Participation Plan was first approved by the Company's stockholders in June 1996, prior to the consummation of the Company's Initial Public Offering.

     Under the 1996 Equity Participation Plan, initially not more than 1,750,000 shares of Common Stock (and, subject to stockholder approval of Proposal 2, not more than 2,500,000 shares of Common Stock) are authorized for issuance upon exercise of qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, performance awards, dividend equivalents, deferred stock awards and stock payments. Furthermore, the maximum number of shares which may be subject to options or stock appreciation rights granted under the 1996 Equity Participation Plan to any individual in any fiscal year cannot exceed 450,000.

     The 1996 Equity Participation Plan is administered by the Compensation Committee, which is authorized to select from among the eligible participants the individuals to whom options, restricted stock purchase rights and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The members of the Compensation Committee, each of which is an Independent Director, select from among the eligible participants the individuals to whom nonqualified stock options are to be granted, determine the number of shares to be subject thereto and the terms and conditions thereof and make all other determinations and take all other actions necessary or advisable for the administration of the 1996 Equity Participation Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Equity Participation Plan.

     Options, stock appreciation rights, restricted stock and other awards under the 1996 Equity Participation Plan may be granted to individuals who are then officers or employees of the Company or any of its present or future subsidiaries or Independent Directors or consultants of the Company selected by the Compensation Committee for participation in the 1996 Equity Participation Plan.

     Nonqualified stock options provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term. Independent Directors shall be automatically granted options to purchase 15,000 shares of Common Stock on the date of initial election and options to purchase an additional 15,000 shares of Common Stock on the third anniversary of such date, provided that he continues to serve on the Board of Directors at such time.

     Incentive stock options are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     Performance awards may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

     Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, stock appreciation rights or other awards held by the participant.

     Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     Stock Payments may be authorized by the Compensation Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee, officer, Independent Director or consultant.

     Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. Stock Appreciation Rights ("SARs") granted by the Compensation Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in
Section 162(m) of the Code, there are no restrictions specified in the 1996 Equity Participation Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Compensation Committee in the SAR agreements. The Compensation Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

SECURITIES LAWS AND FEDERAL INCOME TAXES

     Securities Laws. The 1996 Equity Participation Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1996 Equity Participation Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 1996 Equity Participation Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     General Federal Tax Consequences. Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, and stock payments under the 1996 Equity Participation Plan are taxable under Section 83 of the Code upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to
Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of incentive stock options are generally not taxable on their receipt of Common Stock upon their exercises of incentive stock options if the incentive stock options and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the 1996 Equity Participation Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

     Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Rights or awards granted under the 1996 Equity Participation Plan, other than options and SARs, will not qualify as "performance-based compensation" for purposes of
Section 162(m) unless such rights or awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

     The Company has attempted to structure the 1996 Equity Participation Plan in such a manner that subject to obtaining stockholder approval for the 1996 Equity Participation Plan, as amended, the remuneration attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation.

AMENDMENT TO THE 1996 EQUITY PARTICIPATION PLAN

     On January 31, 1997, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's 1996 Equity Participation Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,750,000 shares to 2,500,000 shares. The Company's stockholders are asked to approve the adoption of the 1996 Equity Participation Plan, as amended, at the 1997 Annual Meeting.

     Under the Company's current 1996 Equity Participation Plan, which was first approved by the Company's stockholders in June 1996, prior to the consummation of the Company's Initial Public Offering, the aggregate number of shares of Common Stock that may be issued thereunder cannot exceed 1,750,000 shares of Common Stock. Due to the Company's acquisition efforts and its efforts to attract, retain and reward its key employees, the number of shares issuable pursuant to options granted under the 1996 Equity Participation Plan has reached the 1,750,000 share limit. Furthermore, in order to attract Mr. Depatie to the Company to be employed as its Executive Vice President and Chief Financial Officer, the Company granted Mr. Depatie options to purchase 375,000 shares of Common Stock, which options vest over a four year period. Mr. Depatie's grants raise the number of shares issuable upon exercise of options granted under the 1996 Equity Participation Plan to above the current limit of 1,750,000 shares. Therefore, in accordance with the 1996 Equity Participation Plan, the grants of Mr. Depatie's options are subject to approval of the Company's stockholders of the amendment described in this Proposal 2. The Company's Board of Directors believes that, in order to continue its acquisition efforts and to retain, motivate, and attract key personnel essential to the continued success of the Company it is necessary to maintain its current practice of providing meaningful incentive awards. The Board of Directors believes that incentive awards have played a critical role in enabling them to create a motivated management team and to build a growing, highly competitive business. The Board of Directors also believes that the Company's 1996 Equity Participation Plan has helped to stimulate a deeper commitment to the Company, minimize management turnover and reward continuous improvement in financial performance.

     The Board of Directors believes that the Company's 1996 Equity Participation Plan, as amended, will further the purposes of the Company's 1996 Equity Participation Plan and promote the interest of the Company and its stockholders by strengthening the Company's ability to structure acquisitions and to attract, motivate and retain employees. The 1996 Equity Participation Plan, as amended, will provide the Company a means to encourage stock ownership and proprietary interest in the Company to valued employees upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
         THE ADOPTION OF THE COMPANY'S 1996 EQUITY PARTICIPATION PLAN,
                    AS AMENDED, AS DESCRIBED IN PROPOSAL 2.

                                PROPOSAL NO. 3:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
GENERAL

     On September 17, 1996, the Company retained the accounting firm of Arthur Andersen LLP as auditors for the year ending December 31, 1996 following Board of Directors approval, which was obtained on September 16, 1996. The decision to retain Arthur Andersen LLP was based upon the prior relationship with a predecessor of the Company as auditors for the year ending December 31, 1994 and Arthur Andersen LLP's experience in the Company's industry, and was not motivated by any disagreements between the Company and Ernst & Young LLP (the Company's public accountants prior to September 12, 1996) concerning any accounting principles and/or policy matters. From the Company's inception to September 17, 1996, the Company did not consult with Arthur Andersen LLP with respect to the matters described in Item 304(a)(2) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997. A representative of Arthur Andersen LLP will be present at the 1997 Annual Meeting and will be given an opportunity to make a statement and answer appropriate questions. This appointment is being submitted for ratification at the 1997 Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent auditors for the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On September 12, 1996, Ernst & Young LLP (the Company's public accountants at that time) advised the Company that it was resigning as independent auditors for the Company. Ernst & Young LLP had been retained since the Company's inception and there have been no disagreements between the Company and Ernst & Young LLP with respect to accounting principles or practices, financial statement disclosure, auditing scope or procedures, which if not resolved to Ernst & Young LLP's satisfaction, would have resulted in a reference to the subject matters of the disagreement in its audit report. Since the Company's inception, Ernst & Young LLP's report on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K under the Securities Act.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
             RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
              AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
                       THE YEAR ENDING DECEMBER 31, 1997
                          AS DESCRIBED IN PROPOSAL 3.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 31, 1997, concerning each person who is a director or executive officer of the Company.

       NAME           AGE                        POSITION
------------------    ---     -----------------------------------------------
Osamu Kaneko          49      Chairman of the Board and Chief Executive
                              Officer
Andrew J. Gessow      39      Director and President
Steven C.             44      Director, Chief Operating Officer and Secretary
  Kenninger
James E. Noyes        50      Director and Executive Vice President
Michael A. Depatie    40      Executive Vice President and Chief Financial
                              Officer
Charles C. Frey       42      Senior Vice President and Chief Accounting
                              Officer
Genevieve Giannoni    33      Senior Vice President of Operations
Andrew D. Hutton      32      Vice President and General Counsel
Timothy D. Levin      40      Vice President-Architecture
Dewey W. Chambers     39      Vice President and Treasurer
Juergen Bartels       56      Director
Sanford R. Climan     41      Director
Joshua S. Friedman    41      Director
W. Leo Kiely III      50      Director

     OSAMU KANEKO has served as a Director, Chairman of the Board and Chief Executive Officer of the Company since its inception in May 1996. Mr. Kaneko, a Japanese national, was born in Tokyo, Japan and received his B.A. degree from Indiana State University in 1971. From 1974 to 1986 Mr. Kaneko was the Executive Vice President of Hasegawa Komuten (USA) Inc., the American subsidiary of Hasegawa Komuten Ltd., a large Japanese development company based in Tokyo. In this capacity, Mr. Kaneko was responsible for the development of income producing properties in Hawaii, including resort condominiums and hotels. Mr. Kaneko co-founded KOAR (a real estate acquisition and development company and predecessor of the Company) with Mr. Kenninger in 1985 and since that time has served as its Chief Executive Officer. Pursuant to the Westin Agreement, Mr. Kaneko serves as the Founder's designee on the Board of Directors of Westin Hotels & Resorts.

     ANDREW J. GESSOW has served as a Director and President of the Company since its inception in May 1996. Mr. Gessow founded Argosy Group Inc. ("Argosy") (a real estate acquisition and development company and predecessor of the Company) in 1990 and served as President since inception. Mr. Gessow served as a Partner with Trammell Crow Company (a real estate development, management and investment company) from 1987 to 1990, and was President of Trammell Crow Residential Services, Florida and West Coast, and Founder and President of NuMarket Cable. From 1981 through 1987, Mr. Gessow was Founder and President of Travel, Inc. and Home Search, Inc. (a real estate consulting firm) which he co-founded with Citicorp Venture Capital. Mr. Gessow received his B.B.A. degree in Finance from Emory University in 1978 and a M.B.A. degree from Harvard Business School in 1980.

     STEVEN C. KENNINGER has served as a Director, Chief Operating Officer and Secretary of the Company since its inception in May 1996. Mr. Kenninger co-founded KOAR (a real estate acquisition and development company and predecessor of the Company) with Mr. Kaneko in 1985 and most recently served as its President. Mr. Kenninger was a practicing attorney at the law firm of Paul, Hastings, Janofsky & Walker, Los Angeles, California from 1977 through 1981 and at the law firm of Riordan & McKinzie, Los Angeles, California from 1981 through 1985, where he was a partner. Mr. Kenninger graduated with highest distinction from Purdue University with a B.S. degree in Mechanical Engineering in 1974, and received a J.D. degree from Stanford Law School in 1977. Mr. Kenninger is a member of the Board of Visitors of the Stanford Law School and has been a member of the State Bar of California since 1977.

     JAMES E. NOYES has served as a Director and Executive Vice President of the Company since July 1996 and has overall responsibility for the daily operation of the Company's sales, marketing and resort/hotel management divisions. Prior to joining the Company, from 1989 through June 1996 Mr. Noyes served as President of The Trase Miller Group (a travel technology services company), the parent company of MTI Vacations, Inc., with interests in vacation packaging, travel technology and specialized teleservices, and previously served as its Vice President of Marketing and Sales since 1980. Mr. Noyes served in various management positions for Wilson Sporting Goods from 1976 to 1980. Mr. Noyes is a director of Premier Yachts, Ltd. (a shipbuilding and repairing company), Preview Travel, Inc. and Ball Horticultural, Inc. (a horticultural supply company). Mr. Noyes received a B.A. degree in 1970 from Dartmouth College and received a M.B.A. degree in 1974 from Stanford Business School.

     MICHAEL A. DEPATIE has served as Executive Vice President and Chief Financial Officer of the Company since November 1996, prior to which he served as a consultant to the Company since September 1996. Prior to joining the Company, Mr. Depatie was Senior Vice President of Finance and Chief Financing Officer of La Quinta Inns, Inc. (a hotel operating company) from July 1992 to August 1996. From April 1989 through June 1992, Mr. Depatie was co-founder and Senior Vice President of Finance of Summerfield Hotel Corporation (a hotel operating company). From April 1988 through April 1989, Mr. Depatie was founder and Managing General Partner of Pacwest Capital Partners. From June 1984 through April 1988, Mr. Depatie served as Senior Vice President of Finance and Development of The Residence Inn Company, a division of Marriott International, Inc.. Mr. Depatie received a B.A. degree with highest honors from Michigan State University in 1979 and a M.B.A. degree from Harvard Business School in 1983.

     CHARLES C. FREY has served as Senior Vice President and Chief Accounting Officer of the Company since January 1997, previously serving as Senior Vice President of the Company since July 1996. Prior thereto he had served as Senior Vice President of Administration and Treasurer of Argosy since 1992. Prior to joining the Company, Mr. Frey was Vice President and Chief Financial Officer of Trammell Crow Residential Services -- Florida from 1986 to 1992. Mr. Frey is a Certified Public Accountant, is a licensed real estate broker in Florida and received a B.S. degree in Accounting and Economics from the Indiana University of Pennsylvania in 1977.

     GENEVIEVE GIANNONI has served as Senior Vice President of Operations of the Company since July 1996 and has overall responsibility for operations at all of the Company's resorts. Ms. Giannoni joined Argosy in May 1992 as Director of Marketing and became a Vice President of Argosy in 1993 and a Senior Vice President in 1995. Prior to joining Argosy, Ms. Giannoni was a marketing director at Trammell Crow Residential Services -- Florida from 1987 to 1992. Ms. Giannoni is a licensed real estate agent in Florida. She received her B.A. degree from Rollins College in 1985 and graduated from the Crummer Management Program at Rollins College in 1990.

     ANDREW D. HUTTON has served as Vice President and General Counsel of the Company since October 1996. Prior to joining the Company, from 1991 through October 1996 Mr. Hutton practiced corporate securities and finance law with the law firm of Latham & Watkins, located in Los Angeles, California. Mr. Hutton received a J.D. degree with honors from the University of Minnesota Law School in 1991 and received both B.S. and B.A. degrees from the University of Kansas in 1988. Mr. Hutton has been a member of the State Bar of California since 1991.

     TIMOTHY D. LEVIN has served as Vice President -- Architecture of the Company since its inception and of the Company's predecessor since December 1995. From 1989 through December 1995, Mr. Levin was the President of Sevelex Consultants, Inc., a project management and design consulting firm affiliated with Messrs. Kaneko and Kenninger. Prior thereto, Mr. Levin was the senior design and production manager at Carl Wahlquist AIA Architects, Inc. from 1983 through 1988. Mr. Levin is a member of the American Institute of Architects. Mr. Levin received his Bachelor of Architecture degree from Southern California Institute of Architecture in 1986. Mr. Levin has been a licensed General Contractor in the State of California since 1980.

     DEWEY W. CHAMBERS has served as Vice President and Treasurer of the Company since January 1997. Prior to joining the Company, Mr. Chambers served as Vice President -- Treasurer of La Quinta Inns, Inc. from 1992 through December 1996. Prior thereto, Mr. Chambers served with the accounting firm of KPMG Peat Marwick, L.L.P. from 1983 to 1992, most recently as Senior Manager. Mr. Chambers received a B.B.A.

degree in Finance from the University of Oklahoma in 1980 and a B.B.A. degree in Accounting from the University of Texas at San Antonio in 1983. Mr. Chambers is a Certified Public Accountant.

     JUERGEN BARTELS has served as a Director of the Company since August 1996. Mr. Bartels has been Chairman and Chief Executive Officer of Westin Hotels & Resorts since May 1995. From 1983 through April 1995, Mr. Bartels was President and Chief Executive Officer of Carlson Hospitality Group, Inc. ("Carlson"), where he directed Carlson's Radisson Hotels International, Radisson Seven Seas Cruises and several restaurant companies, including the T.G.I. Friday's chain. Prior to joining Carlson, Mr. Bartels held executive positions with Holiday Inn and Ramada and was the founder of Ramada Renaissance Hotels (each a hotel operating Company).

     SANFORD R. CLIMAN has served as a Director of the Company since August 1996. Mr. Climan has been Executive Vice President and President Worldwide Business Development of Universal Studios ("Universal") since October 1995. Prior to joining Universal, Mr. Climan was a member of the senior executive team at Creative Artists Agency, Inc. ("CAA"), a leading literary and talent agency, from June 1986 to September 1995. At CAA, Mr. Climan participated in a range of corporate advisory activities, including mergers and acquisitions, and financial restructurings. From 1979 to 1986, Mr. Climan held various positions in the entertainment industry. Mr. Climan also serves as a director of PointCast, Inc. (an internet computer software company) Mr. Climan received a B.A. degree from Harvard College in 1977, a M.B.A. degree from Harvard Business School in 1979 and a Master of Science in Health Policy and Management from the Harvard School of Public Health in 1979.

     JOSHUA S. FRIEDMAN has served as a Director of the Company since August 1996. Mr. Friedman is a founder of Canyon Partners Incorporated, a private merchant banking firm and an affiliate of Canpartners Incorporated, and has been a Managing Partner of Canyon Partners Incorporated since its inception in 1990. From 1984 through 1990, Mr. Friedman was Executive Vice President and Co-Director, Capital Markets of Drexel Burnham Lambert Incorporated (an investment bank). Mr. Friedman also serves as a director of First Aviation Services, Inc., a publicly traded aircraft services supplier, and several privately held companies and charitable organizations. Mr. Friedman received a B.A. degree from Harvard College in 1976, a M.A. degree from Oxford University in 1978, a J.D. degree from Harvard Law School in 1982 and a M.B.A. degree from Harvard Business School in 1982.

     W. LEO KIELY III has served as a Director of the Company since August 1996. Mr. Kiely has been President and Chief Operating Officer of Coors Brewing Company since 1993. From 1982 through 1993, Mr. Kiely held various executive positions with Frito-Lay Inc. ("Frito-Lay"), a flavoring extract and syrup manufacturer and subsidiary of PepsiCo, most recently serving as President of Frito-Lay's Central Division. Prior to joining Frito-Lay, Mr. Kiely was President of Ventura Coastal Corporation, a division of Seven-Up Corporation, from 1979 through 1982. Mr. Kiely also serves as a director of Bell Sports, Inc. (a bicycle helmet manufacturer). He is also on the advisory boards of the National Association of Manufacturers and several educational and charitable organizations. Mr. Kiely received a B.A. degree from Harvard College in 1969 and a M.B.A. degree from the Wharton School of Business at the University of Pennsylvania in 1971.

     In August 1996, KEN/KOAR LAX Partners, L.P. (the "LAX Partnership"), formerly an affiliate of Messrs. Kaneko and Kenninger, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. At the time of the Chapter 11 filing, the LAX Partnership owned the Embassy Suites Hotel-LAX North, located at the Los Angeles International Airport. Subsequent to the Chapter 11 filing, the LAX Partnership sold its interest in the Embassy Suites hotel, and in connection therewith, the Chapter 11 proceeding was dismissed concurrently with the closing of such transaction. The Company has (and prior to the sale had) no interest in the hotel or the LAX Partnership. Following the consummation of the sale, neither Mr. Kaneko nor Mr. Kenninger holds any interest in or obligation related to the hotel.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth the annual base salary and other annual compensation which the Company would have paid in 1996 on an annualized basis to the Company's chief executive officer and each of the other four most highly compensated executive officers whose cash compensation exceeded $100,000 (salary and bonus) (the "Named Executive Officers"). The Company was formed in May 1996 and, upon consummation of the Consolidation Transactions (as defined herein) completed in connection with the consummation of the Company's Initial Public Offering, succeeded to the operations of its predecessor corporations, partnerships and limited liability companies.

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                      ANNUAL COMPENSATION                ------------------
                                          --------------------------------------------       SECURITIES
           NAME AND              FISCAL                                OTHER ANNUAL          UNDERLYING
      PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)(1)   COMPENSATION($)(2)   OPTIONS/SARS(#)(3)
-------------------------------  ------   ---------   -----------   ------------------   ------------------
Osamu Kaneko...................   1996    $ 280,000    $      --         $  2,500              150,000
  Chairman of the Board and
  Chief Executive Officer
Andrew J. Gessow...............   1996      280,000           --            2,500              150,000
  Director and President
Steven C. Kenninger............   1996      280,000           --            2,500              150,000
  Director, Chief Operating
  Officer and Secretary
James E. Noyes.................   1996      280,000      120,000           14,500              375,000
  Director and Executive Vice
  President
Michael A. Depatie.............   1996      280,000           --            2,500              375,000(4)
  Executive Vice President and
  Chief Financial Officer

---------------

(1) The Board of Directors in June 1996 approved the payment of such bonus to Mr. Noyes under the terms of his employment agreement with the Company. Although the other Named Executive Officers were eligible to receive bonuses pursuant to the Company's Incentive Compensation Plan, no such bonuses were paid in 1996. See "Employment Agreements and Covenants Not to Compete" and "Compensation Committee Report" below for a discussion of annual performance bonuses payable to key employees and executive officers.

(2) Represents automobile lease payments ($12,000 with respect to Mr. Noyes) and insurance premiums for customary life and health benefits ($2,500 with respect to each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie).

(3) Options to purchase an aggregate of 1,769,000 shares of Common Stock were granted to directors, executive officers and other employees of the Company in 1996. The Company granted Mr. Depatie options to purchase 375,000 shares of Common Stock. Mr. Depatie's grant raises the number of shares issuable upon exercise of options granted under the 1996 Equity Participation Plan above the current limit of 1,750,000 shares. In accordance with the 1996 Equity Participation Plan, the grants to Mr. Depatie are subject to approval of the Company's stockholders of the amendment described in Proposal 2. See "Proposal No. 2 -- Adoption of the Company's 1996 Equity Participation Plan, as amended."

(4) Pursuant to the 1996 Equity Participation Plan, these options have been granted subject to approval of the Company's stockholders of an amendment to such plan increasing the number of shares of Common Stock reserved for issuance thereunder from 1,750,000 shares to 2,500,000 shares.

     The following table contains information concerning the grant of stock options under the Company's 1996 Equity Participation Plan made during the year ended December 31, 1996 to the Named Executive Officers. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options which are set for a maximum of ten years.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

                                         INDIVIDUAL GRANTS
                              ---------------------------------------
                              NUMBER OF                                                     POTENTIAL REALIZABLE
                              SECURITIES     PERCENT OF                                       VALUE AT ASSUMED
                              UNDERLYING   TOTAL OPTIONS    EXERCISE                        ANNUAL RATES OF SHARE
                               OPTIONS       GRANTED TO      OR BASE                        PRICE APPRECIATION(3)
                               GRANTED      EMPLOYEES IN      PRICE         EXPIRATION      ---------------------
            NAME                 (1)       FISCAL YEAR(2)   PER SHARE          DATE          5%($)        10%($)
----------------------------  ----------   --------------   ---------   ------------------  --------     --------
                                                                                               (IN THOUSANDS)
Osamu Kaneko................     150,000          8.5%         $14.00          August 2006  $  1,321     $  3,347
Andrew J. Gessow............     150,000          8.5%         $14.00          August 2006  $  1,321     $  3,347
Steven C. Kenninger.........     150,000          8.5%         $14.00          August 2006  $  1,321     $  3,347
James E. Noyes..............     375,000         21.3%         $12.00            June 2006  $  2,830     $  7,172
Michael A. Depatie..........     110,000(4)        6.2%        $18.13       September 2006  $  1,254     $  3,178
Michael A. Depatie..........     265,000(4)       15.0%        $24.13        November 2006  $  4,021     $ 10,191
Total Optionees.............   1,769,000        100.0%         $12.00            June 2006  $ 12,068     $ 43,521
                                                            to $24.13     to November 2006
All Stockholders(5).........         N/A          N/A             N/A                  N/A  $153,130     $388,062
All Optionees as a percent
  of All Stockholders
  Gain......................         N/A          N/A             N/A                  N/A       7.9%        11.2%

---------------

(1) The options granted to Messrs. Kaneko, Gessow, and Kenninger will vest in three equal installments on the first, second, and third anniversaries of the date of the grant. The options granted to Mr. Depatie vested with respect to 22,000 shares at $18.13 per share and with respect to 53,000 shares at $24.13 per share upon the date of the respective grant, with the balance of such shares vesting in four equal annual installments beginning on the first anniversary of the date of grant. The options granted to Mr. Noyes vested with respect to 75,000 shares on the date of the grant and with respect to the remaining 300,000 shares will vest in 48 equal installments at the end of each of the first 48 months that Mr. Noyes is employed by the Company.

(2) During the year ended December 31, 1996 the Company issued options to employees and directors of the Company to purchase an aggregate of 1,769,000 shares of Common Stock. The Company granted Mr. Depatie options to purchase 375,000 shares of Common Stock. Mr. Depatie's grant raises the number of shares issuable upon exercise of options granted under the 1996 Equity Participation Plan above the current limit of 1,750,000 shares. In accordance with the 1996 Equity Participation Plan, the grants of Mr. Depatie's options are subject to approval of the Company's stockholders of the amendment described in Proposal 2. See "Proposal No. 2 -- Adoption of the Company's 1996 Equity Participation Plan, as amended."

(3) The potential realizable value (in thousands of dollars) is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option, or in the case of all stockholders, 10 years from the date of the Initial Public Offering.

(4) Pursuant to the 1996 Equity Participation Plan, these options have been granted subject to approval of the Company's stockholders of an amendment to such plan increasing the number of shares of Common Stock reserved for issuance thereunder from 1,750,000 shares to 2,500,000 shares.

(5) These amounts represent the appreciated value which common stockholders would receive at the hypothetical 5% and 10% appreciation rates based on the per share Initial Public Offering Price of $14.00 and based on 17,392,205 shares outstanding upon consummation of the Initial Public Offering.

                 EMPLOYMENT AGREEMENTS AND COVENANTS NOT TO COMPETE

     Each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie have entered into an employment agreement with the Company for a term of two years, subject to extension. The employment agreement for each of such executives provides for an annual salary of $280,000 per year for the first year and at such salary as may be determined by the Compensation Committee thereafter, with annual performance bonuses determined by the Compensation Committee in connection with the achievement of performance criteria to be determined (except with respect to Mr. Noyes, who will receive a quarterly bonus of $30,000 for each quarter he is employed by the Company). In addition, each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie have received options to purchase shares of Common Stock as described in "Option Grants During Year Ended December 31, 1996." In addition, each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie shall receive severance payments equal to base compensation and bonus at the most recent annual amount for the longer of the balance of the employment term or two years upon the death, disability, termination or resignation of such executive, unless such executive resigns without "good cause" or unless the Company terminates such executive as a result of gross negligence, willful misconduct, fraud or a material breach of the employment agreement. Each such executive will have "good cause" to terminate his employment with the Company in the event of any reduction in his compensation or benefits, material breach or material default by the Company under his employment agreement or following the merger or change in control of the Company.

     Each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie have also agreed to devote substantially full time to the business of the Company and not engage in any competitive businesses. In particular, the foregoing individuals are prohibited from managing, consulting or participating in any way in any timeshare business or from acquiring any property with the intent to convert the property to a timeshare operation, unless the Independent Directors of the Company determine that such investment is in the best interest of the Company. Such noncompetition provisions shall survive for two years following any termination of employment. Such individuals are not, however, prohibited from acquiring hotels, including hotels which may compete directly with properties of the Company.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has established the Compensation Committee, which consists of Messrs. Kiely and Climan, to determine compensation for the Company's senior executive officers, determine awards under the Company's 1996 Equity Participation Plan and administer the Company's Employee Stock Purchase Plan. Neither Mr. Kiely nor Mr. Climan was an officer or employee of the Company at any time during 1996 nor did any such person engage in any insider transactions with the Company that is required to be disclosed pursuant to the Exchange Act.

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  * * * * * *

     The Compensation Committee's policy is to establish compensation levels for the Company's executive officers, including its Chief Executive Officer Osamu Kaneko (the "CEO"), which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

     The Compensation Committee determines the compensation of the Company's executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's revenues and earnings performance compared with the Company's operating and growth plan, as well as various qualitative factors such as the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

     Total compensation of each executive officer of the Company consists of four components: base salary, annual incentive in the form of a cash bonus, long-term incentive in the form of equity based stock compensation alternatives and miscellaneous benefits and perquisites. Each component is discussed below.

     The principal component of the compensation of each executive officer is the executive's base salary. As described above under "Employment Agreements and Covenants Not To Compete," the base salaries for each of the CEO and Messrs. Gessow, Kenninger, Depatie and Noyes are based on each's rights under an employment agreement with the Company. Each employment agreement established a minimum annual salary that was established based on negotiations with the Board of Directors and the relevant executive. In setting these initial base salaries, the Board of Directors reviewed the corporate and individual performance factors described above and the practices of a peer group of other public growth-oriented timeshare, lodging and hospitality companies. This comparison peer group is not identical to the peer group included in the performance comparison graph under "Stock Performance Graph" below. The Board of Directors attempted to set the Company's base executive compensation levels at levels that generally approximate or are less than the executive base compensation levels at the companies in its peer group. The annualized base salary of the CEO for the year ended December 31, 1996 was $280,000. After the first full year of service under the employment agreements, the Compensation Committee can adjust each executive's salary either upwards or downwards and any such adjustments will be made based on the factors discussed above.

     The Company has established an incentive compensation plan for executive officers of the Company. This plan provides for payment of a cash bonus to participating executive officers and key employees if certain performance objectives established for each individual are achieved. Such objectives include the formation of new strategic relationships and ventures and the consummation of strategic acquisitions that are accretive to the earnings of the Company. Pursuant to such plan and the employment agreements discussed above, each of the CEO and Messrs. Gessow, Kenninger and Depatie are entitled to receive a cash bonus of up to 100% of their respective base compensation, respectively, upon the achievement by the Company of specified targets of growth in revenues, earnings per share and other key operating factors as determined by the Compensation Committee. Due to the limited operating history of the Company as an integrated entity (less than six months at December 31, 1996) and as a public company (see "Certain Transactions -- Consolidation Transactions"), and in light of the stock options granted to such executives during the year ended December 31, 1996, the Company elected not to pay a cash bonus to any of the CEO or Messrs. Gessow, Kenninger or Depatie for the year ended December 31, 1996. Pursuant to his employment agreement discussed above, Mr. Noyes received a cash bonus of $30,000 per quarter for each quarter in 1996 that he was employed by the Company.

     The Company established the 1996 Equity Participation Plan to enable executive officers, other key employees, Independent Directors and consultants of the Company to participate in the ownership of the Company. The 1996 Equity Participation Plan is administered by the Compensation Committee and is designed to attract and retain executive officers, other key employees, Independent Directors and consultants of the Company and to provide incentives to such persons to maximize the Company's performance. The 1996 Equity Participation Plan provides for the award to executive officers, other key employees, Independent Directors and consultants of the Company of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards ("Equity-Based Compensation"). The Compensation Committee annually considers grants of Equity-Based Compensation for each of the executive officers, including the CEO. The Compensation Committee determines the amount of Equity-Based Compensation for executives based on the responsibility of the executive, the historic levels of Equity-Based Compensation granted to other executives and the Compensation Committee's judgment as to the appropriate incentive level for purposes of achieving the objectives of the 1996 Equity Participation Plan. The Compensation Committee also determines the amount of Equity-Based Compensation based upon its review of overall corporate performance and individual performance. Pursuant to his employment agreement, the Board of Directors granted the CEO options to purchase 150,000 shares of stock in year ended December 31, 1996.

     The last component of total compensation is Company benefits and perquisites generally consisting of car allowances for one of the executives and customary life and health benefits.

     During 1993, the Internal Revenue Code of 1986 was amended to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1,000,000 in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1,000,000 limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the Company's compensation policies.

          By the Compensation Committee

        W. Leo Kiely III
        Sanford R. Climan

                            STOCK PERFORMANCE GRAPH

     The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since initiation of trading of the Company's Common Stock on August 16, 1996 to (a) a group of peer issuers with vacation ownership resort development and operation businesses, lodging businesses and/or other travel and leisure businesses and (b) the Nasdaq Composite Index.

              COMPARISON OF FOUR MONTH CUMULATIVE TOTAL RETURN(1)
              FOR SIGNATURE RESORTS, INC., A PEER GROUP(2) AND THE
                             NASDAQ COMPOSITE INDEX

        MEASUREMENT PERIOD               SIGNATURE                           NASDAQ COMPOSITE
      (FISCAL YEAR COVERED)            RESORTS, INC.        PEER GROUP             INDEX
8/15/96                                            100                 100                 100
12/31/96                                           254                 105                 114

---------------

(1) Assumes $100 was invested on August 16, 1996 (the date of initiation of trading of the Company's Common Stock) in stock of the Company, the Peer Group (which investment is allocated among the companies comprising the Peer Group based upon such companies' market capitalization) and the Nasdaq Composite Index and assumes dividends are reinvested.

(2) The Peer Group companies consist of Bristol Hotel Company, Carnival Corporation, Fairfield Communities, Inc., Hilton Hotels Corporation, Marriott International, Inc. and Prime Hospitality Corporation.

CERTAIN TRANSACTIONS

FOUNDERS' OTHER BUSINESS INTERESTS

     Affiliates of Messrs. Kaneko and Kenninger currently have managing general partner or similar interests in entities which own investment properties which the Company does not consider to be competitive with its timeshare business (the "KOAR Interests"). These properties include a 225-unit condominium project in Long Beach, California which is being marketed for whole share unit sales or long-term residential use rather than vacation use (and with respect to which the KOAR Interests, as of the date of this Proxy Statement, own 42 of the total 225 units, the balance having been sold to third parties); and several retail centers. Messrs. Kaneko and Kenninger are also currently the constituent general partners of a number of partnerships in which they owe fiduciary duties to limited partners who invested over $80 million of equity therein (which partnerships include certain Embassy Suites hotels which are still owned by partnerships controlled by Affiliates of Messrs. Kaneko and Kenninger (the "Prior Partnerships")). Messrs. Kaneko and Kenninger are authorized by the Company to meet their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof, including the sale, refinancing, restructuring and packaging of the Prior Partnerships, and including with respect to the formation of public or private entities for such purpose, including a public real estate investment trust ("REIT") for one or all of the Embassy Suites hotels in the Prior Partnerships (provided, that Messrs. Kaneko and Kenninger agree not to serve as an officer or employee of such REIT). Messrs. Kaneko and Kenninger agree to continue to retain third party management companies to manage these properties (e.g., Promus Hotels manages all of the KOAR Interests' Embassy Suites hotels), and to employ personnel not employed by the Company to carry out the day-to-day responsibilities of managing and overseeing these properties. However, Messrs. Kaneko and Kenninger reserve the right to do what is reasonably necessary within these constraints to carry out their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof. The Company does not believe that such activities will detract materially from Messrs. Kaneko's and Kenninger's services to the Company.

PAYMENTS TO AFFILIATES

     A total of $15.7 million of the net proceeds from the Consolidation Transactions and the Initial Public Offering were used to repay outstanding debt to affiliates of Osamu Kaneko, Andrew J. Gessow and Steven C. Kenninger (the "Founders"). The exchange of direct and indirect interest in, and obligations of, certain limited partnerships, limited liability companies and other corporations affiliated with the Founders for shares of Common Stock in the Company are referred to herein as the "Consolidation Transactions." Of the $15.7 million of the funds paid to the affiliates of the Founders, $15.3 million was used to pay off existing debt to third party financial institutions or other third party financing sources or to pay tax liabilities. The proceeds from the loans were previously either invested in or loaned either to the Company or its predecessors or to acquire or develop certain of the Company's resorts.

     In addition, pursuant to the Consolidation Transactions, during the three months ended September 30, 1996 Founders also received $2.3 million of distributions from certain predecessor partnerships of the Company to fund income tax obligations which had accrued through the date of the Initial Public Offering and with respect to whom no pre-Initial Public Offering profits of the Company had been distributed.

     In addition, $12.2 million of the net proceeds of the Initial Public Offering were used to repay outstanding indebtedness owed to partnerships in which an affiliate of Mr. Friedman, a director of the Company, is a general partner. Of such repayment, approximately $3.0 million was repaid directly to Mr. Friedman or his affiliates.

CONSOLIDATION TRANSACTIONS

     The Company's nine vacation ownership resorts existing prior to the Consolidation Transactions were previously owned and operated by partnerships, each affiliated with the Founders. Such partnerships consisted of Grand Beach Resort, L.P., a Georgia limited partnership (Embassy Vacation Resort Grand Beach); AKGI-Flamingo C.V., a Netherlands Antilles limited partnership (Flamingo Beach Club); AKGI-Royal

Palm C.V., a Netherlands Antilles limited partnership (Royal Palm Beach Club); Port Royal Resort, L.P., a South Carolina limited partnership (Royal Dunes Resort); an approximately 30% interest in Poipu Resort Partners, L.P., a Hawaii limited partnership (Embassy Vacation Resort Poipu Point); Fall Creek Resort, L.P., a Georgia limited partnership (Plantation at Fall Creek); Cypress Pointe Resort, L.P., a Delaware limited partnership (Cypress Pointe Resort); Lake Tahoe Resort Partners, LLC, a California limited liability company (Embassy Vacation Resort Lake Tahoe); and San Luis Resort Partners, LLC, a Georgia limited liability company (San Luis Bay Resort) (collectively the "Property Partnerships"). Affiliates of the Founders were previously the sole general partners or the sole members of each of the Property Partnerships. Each of the Property Partnerships (other than the Embassy Vacation Resort Poipu Beach) which remained in existence following the Consolidation Transactions and the Initial Public Offering are wholly owned by the Company.

     As a result of the consummation of the Consolidation Transactions, the partnership and limited liability company interests in each of the Property Partnerships, certain of the stock of certain other corporations affiliated therewith (the "Affiliated Companies") held by "accredited investors" (as defined pursuant to Regulation D under the Securities Act) and certain debt obligations of the Property Partnerships and affiliates (and, as a result, ownership of each of the Existing Resorts) have been directly or indirectly transferred to the Company and in exchange the holders of such partnership interests and certain of such stock will receive shares of Common Stock in the Company. Holders of any such partnership interests who are not "accredited investors" received cash at a price commensurate with the value received by the accredited investors to be determined prior to the Consent Solicitation. As a result of the Consolidation Transactions, 11,354,705 shares of Common Stock were issued to the holders of partnership interests in the Property Partnerships and to certain stockholders of the Affiliated Companies. The Affiliated Companies include Argosy/KOAR Group, Inc., Resort Management International, Inc., Resort Marketing International, Inc., RMI-Royal Palm C.V.o.a., RMI-Flamingo C.V.o.a., AK-St. Maarten, LLC, Premier Resort Management, Inc., Resort Telephone & Cable of Orlando, Inc., Kabushiki Gaisha Kei, LLC, Vacation Ownership Marketing Company and Vacation Resort Marketing of Missouri, Inc., each of which are controlled by the Founders and previously provided administrative, utility, management and/or marketing services to certain of the Property Partnerships.

     Signature Resorts, Inc. was incorporated in Maryland in May 1996 by the Founders to effect the Consolidation Transactions and the Initial Public Offering. Pursuant to a Private Placement Memorandum dated as of May 28, 1996, the Company in the Consent Solicitation solicited and received on or before June 13, 1996 the consent and agreement of the ultimate owners of interests in the Property Partnerships, the stockholders of the Affiliated Companies and the holders of certain debt obligations to exchange their partnership interests or shares in, and obligations of, the Property Partnerships or Affiliated Companies (or their direct or indirect interests in the owners thereof), as applicable, for shares of Common Stock in the Company. Such exchange occurred simultaneously with the closing of the Initial Public Offering. Direct and indirect holders of interests in, and obligations of, certain Property Partnerships received, upon consummation of the Consolidation Transactions, shares of Common Stock in the Company equal to a predetermined dollar value based on agreement between the Company and such holders as set forth in the Private Placement Memorandum for the Consent Solicitation. The balance of the shares of Common Stock issued in the Consolidation Transactions were issued to the holders of interests in the remaining Property Partnerships and to the holders of interests in the Affiliated Companies, which are comprised solely of the Founders or their affiliates.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

     The table below sets forth certain information regarding the beneficial owners of more than 5% of the Company's Common Stock as of March 31, 1997, other than directors and executive officers.

                                                                   BENEFICIAL OWNERSHIP
                                                                  ----------------------
                NAME AND ADDRESS OF BENEFICIAL OWNER(S)            SHARES     PERCENTAGE
        --------------------------------------------------------  ---------   ----------
        Putnam Investments, Inc.(1).............................  2,210,585       11.1%
          One Post Office Square
          Boston, Massachusetts 02109

---------------

(1) Information based solely on a Schedule 13G filed on January 31, 1997 with the Commission by, among others, Putnam Investments, Inc. ("PI"). Of the shares beneficially owned by PI, Putnam Investment Management, Inc. ("PIM") beneficially owns 1,706,217 (or 8.6%) of the outstanding shares of Common Stock and The Putnam Advisory Company, Inc. ("PAC") beneficially owns 504,368 (or 2.5%) of the outstanding shares of Common Stock. The shares of Common Stock reported as being beneficially owned by PI consist of securities beneficially owned by subsidiaries of PI which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. PI, which is a wholly owned subsidiary of Marsch & McLennan Companies, Inc. ("M&MC"), wholly owns two registered investment advisers:
    PIM, which is the investment adviser to the Putnam family of mutual funds and PAC, which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. M&MC and PI disclaim beneficial ownership of the shares of Common Stock reported as being beneficially owned by PI.

OTHER MATTERS AT THE MEETING

     The Board of Directors does not know of any matters to be presented at the 1997 Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the 1997 Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

     The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies with respect to shares of Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $4,000, plus expenses.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 1998 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Signature Resorts, Inc., 5933 West Century Boulevard, Suite 210, Los Angeles, California 90045, and must be received no later than December 15, 1997. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and
(c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                          /s/ Steven C. Kenninger

                                          Steven C. Kenninger
                                          Chief Operating Officer and Secretary
Los Angeles, California
April 11, 1997

PROXY

                            SIGNATURE RESORTS, INC.

               Proxy for the 1997 Annual Meeting of Stockholders

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Signature Resorts, Inc., a Maryland Corporation, hereby acknowledges receipt of the Notice of 1997 Annual Meeting of Stockholders and Proxy Statement and hereby appoints Andrew J. Gessow, Michael A. Depatie and Andrew D. Hutton as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Signature Resorts, Inc. held of record by the undersigned on April 4, 1997 at the 1997 Annual Meeting of Stockholders to be held May 16, 1997 or any adjournment or postponement thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

                  (Continued and to be signed on reverse side)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                        Please mark
                                                                        your votes as
                                                                        indicated in    [X]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.      this example.

                                FOR           WITHHOLD          2.  Adoption of the Company's   FOR   AGAINST     ABSTAIN
                           all nominees       AUTHORITY             1996 Equity Participation   [ ]     [ ]         [ ]
                           listed below      to vote for            Plan, as amended.
                        (except as marked   all nominees
                         to the contrary    listed below        3.  Ratification of the         FOR   AGAINST     ABSTAIN
                              below)                                appointment of Arthur       [ ]     [ ]         [ ]
                                [ ]              [ ]                Andersen L.L.P. as the
1.  ELECTION OF CLASS I                                             independent accountants of
    DIRECTORS                                                       the corporation.

    Nominees: Steven C. Kenninger                               4.  The Proxies are authorized to vote upon such other business
              James E. Noyes                                        as may properly come before the meeting.
              Juergen Bartels
                                                                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
    (Instruction: To withhold authority to vote for any             USING THE ENCLOSED ENVELOPE.
    nominee, strike a line through that nominee's name in
    the list above)


Signature(s) ____________________________________________________________________________ Dated: ______________________, 1997

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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